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                                                                   EXHIBIT 10(e)

                                   Restated
                     Merrill Lynch Non-Qualified Deferred
                       Compensation Plan Trust Agreement

TRUST UNDER:

TIDEWATER INC. SECOND RESTATED EMPLOYEES' SUPPLEMENTAL SAVINGS PLAN

     This Agreement made effective this 1st day of October, 1999 by and between Tidewater Inc. (Company) and Merrill Lynch Trust Company of America, an Illinois corporation (Trustee);

     WHEREAS, Company has adopted the non-qualified deferred compensation Plan(s) identified above and such other plan(s) as are listed in Appendix A;

     WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan(s) with respect to the individuals participating in such Plan(s);

     WHEREAS, Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's Insolvency, as herein defined, until paid to the Plan participants and their beneficiaries in such manner and at such times as specified in the Plan(s);

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan(s) as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purpose of Title I of the Employee Retirement Income Security Act of 1974;

     WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in meeting of its liabilities under the Plan(s);

     WHEREAS, the provisions of the Trust are at present expressed in a document effective June 26, 1997 and amendment thereto effective October 1, 1999; and

     WHEREAS, the Board of Directors has authorized the restatement of the Agreement, as amended and restated;

     NOW, THEREFORE, the Agreement is hereby restated to read in its entirety as follows:

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     Section 1. Establishment of Trust.
     ----------------------------------

     (a) Company hereby deposits with Trustee in trust such cash and/or marketable securities, if any, listed in Appendix B, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

     (b) The Trust hereby established shall be irrevocable.
     (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, Part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan(s) and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in
Section 3(a) herein.

     (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

     (f) Trustee shall not be obligated to receive any cash and/or property pursuant to this Section 1 unless prior thereto Trustee has agreed that such cash and/or property is acceptable to Trustee and Trustee has received such reconciliation, allocation, investment or other information concerning, or representation with respect to, the cash and/or property as Trustee may require. Trustee shall have no duty or authority to (a) require any deposits to be made under the Plan or to Trustee, (b) compute any amount to be deposited under the Plan to Trustee, or (c) determine whether amounts received by Trustee comply with the Plan. Assets of the Trust may, in Trustee's discretion, be held in an account with an affiliate of Trustee.

     (g) (1) Upon a Potential Change of Control (as defined in Section 14 hereof), the Company shall make, as soon as possible, but in no event later than fifteen (15) business days following the Potential Change of Control, a contribution (which contribution shall be, except as otherwise provided in Sections 1(g)(2), 3, and 13 hereof, an irrevocable contribution) to the Trust in an amount which (when aggregated with the assets then held by the Trust, valued at their then fair market value) is equal to (i) the present value of the

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maximum benefits in which all Plan participants (or their beneficiaries) would be vested pursuant to the terms of the Plan(s) as of the date on which the Potential Change of Control occurred (calculated as if such Potential Change of Control were also a "Change of Control" as defined in the relevant Plan and as if any vesting of benefits which the relevant Plan requires upon a Change of Control had already occurred), plus (ii) a reasonable estimated amount for the Trust's expenses during its term (such estimate not to exceed one percent (1%) of such present value). The sum of the amounts described in items (i) and (ii) of the immediately preceding sentence is hereinafter called the "Required Funding Amount." The Company hereby authorizes and directs its chief executive officer, and its chief financial officer, or either of them acting alone, to contribute the Required Funding Amount without the further approval of the board of directors of the Company (the "Board"). Immediately after the Company makes such contribution, the Company shall provide the Trustee with copies of all Plans, to the extent not previously provided, and other information used in the Company's calculation of the Required Funding Amount, as well as its worksheets for such calculation.

          (2) In the event that, prior to any delivery pursuant to Section 1(g)(1) hereof, the Trust was only nominally funded and that the Company delivers an amount to the Trustee upon a Potential Change of Control pursuant to
Section 1(g)(1) hereof, the Trustee will, if directed by the Company and if provided with a written certification from the Company that a Change of Control has not occurred, return substantially all the Trust assets (retaining a nominal portion of such assets as corpus for the continuing Trust) to the Company on the last day of the eighteenth month following the month in which the Potential Change of Control occurred, unless a Change of Control shall have occurred during such eighteen-month period. In the event that, prior to any delivery pursuant to Section 1(g)(1), the Trust had been more than nominally funded by discretionary contributions from the Company which were calculated with reference to the present value of Plan benefits from time to time and that the Company delivers an amount to the Trustee upon a Potential Change of Control pursuant to Section 1(g)(1) hereof, the Trustee will, if directed by the Company and if provided with a written certification from the Company that a Change of Control has not occurred, return the portion of such Section 1(g)(1) delivery which is equal to the sum of (i) Plan benefits attributable solely to Change-of-Control vesting and (ii) the estimate of the Trust's expenses (retaining the balance of the Trust assets as corpus for the continuing Trust) to the Company on the last day of the eighteenth month following the month in which the Potential Change of Control occurred, unless a Change of Control shall have occurred during such eighteen-month period. Such eighteen-month period shall be begun anew (thus postponing any such discretionary return of Trust assets) in the event of any subsequent Potential Change of Control occurring during such initial period or any subsequent period.

          (3) Following the end of each calendar year which ends after a Potential Change of Control has occurred, unless the assets delivered to the

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Trustee pursuant to Section 1(g)(1) in connection with such Potential Change of
Control (or a portion of such assets) shall have previously been returned to the Company pursuant to Section 1(g)(2) hereof or the Trust shall have previously terminated pursuant to Section 13 hereof, the Company shall recalculate the Required Funding Amount as if such Potential Change of Control had occurred at the end of such calendar year. Not later than sixty (60) days after each such calendar year-end, the Trustee shall give notice to the Company as to the fair market value of assets held in the Trust as of such calendar year-end. If such recalculated Required Funding Amount exceeds the fair market value of the assets then held in the Trust, the Company shall within five days after receipt of information from the Trustee pursuant to the immediately preceding sentence pay (or cause the respective Employers to pay) to the Trustee an amount in cash (or marketable securities or any combination thereof) equal to such excess; provided, however, that if no such information has been received by the Company before the ninetieth (90th) day following the respective calendar year-end, then on or before the ninety-fifth (95th) day the Company shall pay (or cause the respective Employers to pay) to the Trustee an amount in cash (or marketable securities or any combination thereof) equal to the amount so paid the immediately preceding year. The Company hereby authorizes and directs its Chief Executive Officer, and its Chief Financial Officer, or either of them acting alone, to make such additional contributions (or to cause such additional contributions to be made) without the further approval of the Board.

          (4) The Trustee shall have no obligation to perform any of the calculations provided for herein or to review any such calculations for accuracy.

     Section 2.  Payments to Plan Participants and Their Beneficiaries.
     ------------------------------------------------------------------
     (a) With respect to each Plan participant, Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of the participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan(s)), and the time of commencement for payment of such amounts. The Payment Schedule shall be delivered to Trustee not more than (30) business days nor fewer than (15) business days prior to the first date on which a payment is to be made to the Plan participant. Any change to a Payment Schedule shall be delivered to Trustee not more than (30) days nor fewer than
(15) days prior to the date on which the first payment is to be made in accordance with the changed Payment Schedule. Except as otherwise provided herein, Trustee shall make payments to Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan(s) and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company, it being understood among the

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parties hereto that (1) Company shall on a timely basis provide Trustee specific information as to the amount of taxes to be withheld and (2) Company shall be obligated to receive such withheld taxes from Trustee and properly pay and report such amounts to the appropriate taxing authorities.

     (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan(s) shall be determined by Company or such party as it shall designate under the Plan(s), and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan(s).

     (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan(s). Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan(s), Company shall make the balance of each payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

     (d) Trustee shall have no responsibility to determine whether the Trust is sufficient to meet the liabilities under the Plan(s), and shall not be liable for payments or Plan(s) liabilities in excess of the value of the Trust's assets.

     Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary
     -------------------------------------------------------------------------
     When Company Is Insolvent.
     --------------------------

     (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b) At all times during the continuance of this Trust, as provided in Section l(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.
         (1) The Board of Directors and the Chief Executive Officer of Company (or, if there is no Chief Executive Officer, the highest ranking officer) shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

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          (2)  Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

          (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan(s) or otherwise.

          (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan(s) for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants provided for hereunder during any such period of discontinuance; provided that Company has given Trustee information with respect to such payments made during the period of discontinuance prior to resumption of payments by the Trustee.

     Section 4. Payments to Company.
     -------------------------------

     Except as provided in Section 1(g)(2) and Section 3 hereof, since the Trust is irrevocable, in accordance with Section l(b) hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan(s).

     Section 5. Investment Authority.
     --------------------------------

     (a) Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by

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Trustee, and shall in no event be exercised by or rest with Plan participants, except that voting rights with respect to Trust assets will be exercised by Company, unless an investment adviser has been appointed pursuant to Section 5(c) and voting authority has been delegated to such investment adviser.

     (b) Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercised by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

     (c) Trustee may appoint one or more investment advisers who are registered as investment advisers under the Investment Advisers Act of 1940, who may be affiliates of Trustee, to provide investment advice on a discretionary or non-discretionary basis with respect to all or a specified portion of the assets of the Trust.

     (d) Trustee, or the Trustee's designee, is authorized and empowered:

         (1) To invest and reinvest Trust assets, together with the income therefrom, in common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures and bonds, mortgages, notes, commercial paper and other evidences of indebtedness (including those issued by the Trustee), shares of mutual funds (which funds may be sponsored, managed or offered by an affiliate of the Trustee), guaranteed investment contracts, bank investment contracts, other securities, policies of life insurance, annuity contracts, options, options to buy or sell securities or other assets, and all other property of any type (personal, real or mixed, and tangible or intangible);

         (2) To deposit or invest all or any part of the assets of the Trust in savings accounts or certificates of deposit or other deposits in a bank or saving and loan association or other depository institution, including the Trustee or any of its affiliates, provided with respect to such deposits with Trustee or an affiliate the deposits bear a reasonable interest rate;

         (3) To hold, manage, improve, repair and control all property, real or personal, forming part of the Trust; to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;

         (4) To hold in cash, without liability for interest, such portion of the Trust as is pending investments, or payment of expenses, or the distribution of benefits;

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          (5)  To take such actions as may be necessary or desirable to protect the Trust from loss due to the default on mortgages held in the Trust including the appointment of agents or trustees in such other jurisdictions as may seem desirable, to transfer property to such agents or trustees, to grant to such agents such powers as are necessary or desirable to protect the Trust, to direct such agent or trustee, or to delegate such power to direct, and to remove such agent or trustee;

          (6) To settle, compromise or abandon all claims and demands in favor of or against the Trust;

          (7) To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the state in which the Trustee is incorporated as set forth above, so that the powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto;

          (8) To borrow money from any source and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any trust assets as security; and

          (9) To maintain accounts at, execute transactions through, and lend on an adequately secured basis stocks, bonds or other securities to, any brokerage or other firm, including any firm which is an affiliate of Trustee.

     Section 6. Additional Powers of Trustee.
     ----------------------------------------

     To the extent necessary or which it deems appropriate to implement its powers under Section 5 or otherwise to fulfill any of its duties and responsibilities as Trustee of the Trust, the Trustee shall have the following additional powers and authority:

     (a) to register securities, or any other property, in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold securities in bearer form and to deposit any securities or other property in a depository or clearing corporation;

     (b) to designate and engage the services of, and to delegate powers and responsibilities to, such agents, representatives, advisers, counsel and accountants as the Trustee considers necessary or appropriate, any of whom may be an affiliate of the Trustee or a person who renders services to such an affiliate, and, as a part of its expenses under this Trust Agreement, to pay their

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reasonable expenses and compensation;

     (c) to make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement; and

     (d) generally to do all other acts which Trustee deems necessary or appropriate for the protection of the Trust.

     Section 7.  Disposition of Income.
     ----------------------------------
     (a) During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

     Section 8.  Accounting by Trustee.
     ----------------------------------

     (a) Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 90 days following the close of each calendar year and within 90 days after removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Trustee may satisfy its obligation under this Section 8 by rendering to Company monthly statements setting forth the information required by this Section separately for the month covered by the statement.

     Section 9.  Responsibility and Indemnity of Trustee.
     ----------------------------------------------------

     (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan(s) and this Trust and is given in writing by Company. Trustee shall also incur no liability to any person for any failure to act in the absence of direction, request or approval from the Company which is contemplated by, and in conformity with, the terms of this Trust. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

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     (b) Company hereby indemnifies Trustee and each of its affiliates
(collectively, the "Indemnified Parties") against, and shall hold them harmless from, any and all loss, claims, liability, and expense, including reasonable attorneys' fees, imposed upon or incurred by any Indemnified Party as a result of any acts taken, or any failure to act, in accordance with the directions from the Company or any designee of the Company, or by reason of the Indemnified Party's good faith execution of its duties with respect to the Trust, including, but not limited to, its holding of assets of the Trust, unless the loss, claim, liability or expense involved resulted from the negligence or willful misconduct of the Trustee. The Company's obligations with respect to the foregoing are to be satisfied promptly by Company. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust without direction from Company.

     (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

     (d) Trustee may hire agents, accountants, actuaries, investment advisers, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) Trustee shall have, without exclusion, all powers conferred on Trustee by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) However, notwithstanding the provisions of Section 9(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

     (g) Notwithstanding any powers to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     Section 10.  Compensation and Expenses of Trustee.
     --------------------------------------------------

     Trustee is authorized, unless otherwise agreed by Trustee, to withdraw from the Trust without direction from Company the amount of its fees in accordance with the fee schedule agreed to by the Company and Trustee. Company shall pay all administrative expenses, but if not so paid, the expenses

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shall be paid from the Trust.

     Section 11.  Resignation and Removal of Trustee.
     ------------------------------------------------

     (a) Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.

     (b) Trustee may be removed by Company on 30 days notice or upon shorter notice accepted by Trustee.

     (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit, provided that Trustee is provided assurance by Company satisfactory to Trustee that all fees and expenses reasonably anticipated will be paid.

     (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 12 hereof, by the effective date or resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     (e) Upon settlement of the account and transfer of the Trust assets to the successor Trustee, all rights and privileges under this Trust Agreement shall vest in the successor Trustee and all responsibility and liability of Trustee with respect to the Trust and assets thereof shall terminate subject only to the requirement that Trustee execute all necessary documents to transfer the Trust assets to the successor Trustee.

     Section 12.  Appointment of Successor.
     --------------------------------------

     (a) If Trustee resigns or is removed in accordance with Section 11(a) or
(b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

     (b) The successor Trustee need not examine the records and act of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and

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Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

     Section 13.  Amendment or Termination.
     --------------------------------------

     (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan(s) or shall make the Trust revocable, since the Trust is irrevocable in accordance with Section 1(b) hereof . Upon and after the occurrence of a Potential Change of Control (as defined in Section 14 hereof), notwithstanding any other provision hereof, this Trust may be amended only by an instrument in writing signed on behalf of the parties hereto, together with the written consent of Plan participants (or in the event of their deaths, their beneficiaries) who were Plan participants immediately prior to the Potential Change of Control ("Continuing Participants") and who at the time of such consent have unpaid Plan benefits equal to at least sixty-five percent (65%) of all unpaid Plan benefits of Continuing Participants; provided, however, that the signature and approval of the Trustee shall not be required for any termination of the Trust. Notwithstanding the foregoing, any such amendment may be made by written agreement of the parties hereto without obtaining the consent of the Plan participants or their beneficiaries, if such amendment does not adversely affect the rights of the Plan participants or their beneficiaries hereunder.

     (b) Except as provided in Section 13(C) hereof, the Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s). Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

     (c) Upon written approval of Plan participants (or in the event of their deaths, their beneficiaries) then having unpaid Plan benefits equal to at least sixty-five percent (65%) of all amounts then held in the Trust (or, if such approval is sought upon or after the occurrence of a Potential Change of Control, the written approval of Plan participants (or in the event of their deaths, their beneficiaries) who were Plan participants immediately prior to the Potential Change of Control ("Continuing Participants") and who at the time of such approval have unpaid Plan benefits equal to at least sixty-five percent (65%) of all unpaid Plan benefits of Continuing Participants), Company may terminate this Trust prior to the time all benefit payments under the Plan(s) have been made.

     Section 14.  Miscellaneous.
     ---------------------------

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the

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remaining provisions hereof.

     (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the state in which Trustee is incorporated as set forth above.

     (d) The provisions of Sections 2(d), 3(b)(3), 9(b) and 15 of this Agreement shall survive termination of this Agreement.

     (e) The rights, duties, responsibilities, obligations and liabilities of the Trustee are as set forth in this Trust Agreement, and no provision of the Plan(s) or any other documents shall affect such rights, responsibilities, obligations and liabilities. If there is a conflict between provisions of the Plan(s) and this Trust Agreement with respect to any subject involving the Trustee, including but not limited to the responsibility, authority or powers of the Trustee, the provisions of this Trust Agreement shall be controlling.

     (f) Potential Change of Control. For purposes of this Trust, a 'Potential
         ---------------------------
Change of Control' shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs (i), (ii) or (iii) shall have been satisfied:

               (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a 'Change of Control' (as defined in Section 14(g) hereof);

               (ii) the Company or any Person (as defined in Section 14(h) hereof) publicly announces (including within a written statement made pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended from time to time) an intention to take or to consider taking actions which, if consummated, would constitute a Change of Control; or

               (iii) the Board adopts a resolution to the effect that, for purposes of this Trust, a Potential Change of Control has occurred.

     The Board and the Chief Executive Officer of the Employer shall each have the duty to inform the Trustee promptly in writing of the occurrence of any Potential Change of Control and of any Change of Control (as defined in Section 14(g) hereof).

     (g) Change of Control. For purposes of this Trust, 'Change of Control'
         -----------------
shall mean:

               (i) the acquisition by any 'Person' (as defined in Section 14(h) hereof) of 'Beneficial Ownership' (as defined in Section 14(h) hereof) of 30% or more of the outstanding Shares of the Company's Common Stock, $0.10 par value per share (the 'Common Stock') or 30% or more of the combined voting power of the Company's then outstanding securities; provided, however, that for purposes of this subsection 14(g)(i), the following shall not constitute a Change of Control:

                    (A) any acquisition (other than a 'Business Combination' (as defined in Section 14(g)(iii) hereof) which constitutes a Change of Control under Section 14(g)(iii) hereof) of Common Stock directly from the Company,

                    (B) any acquisition of Common Stock by the Company or its
               subsidiaries,

                    (C) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

                    (D) any acquisition of Common Stock by any corporation
               pursuant to a Business Combination which does not constitute a Change of Control under Section 14(g)(iii) hereof; or

               (ii) individuals who, as of the effective date of this amendment to the Trust, constitute the Board (the 'Incumbent Board') cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of this amendment whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

               (iii) consummation of a reorganization, merger or consolidation (including a merger or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a 'Business Combination'), in each case, unless, immediately following such Business Combination,

                    (A) the individuals and entities who were the Beneficial
               Owners of the Company's outstanding Common Stock and the Company's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect Beneficial Ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Post-Transaction Corporation (as defined in Section 14(h) hereof), and

                    (B) except to the extent that such ownership existed prior to the Business Combination, no Person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either the Company, the Post-Transaction Corporation or any subsidiary of either corporation) Beneficially Owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 30% or more of the combined voting power of the then outstanding voting securities of such corporation, and

                    (C) at least a majority of the members of the board of
               directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          (h) Other Definitions.  As used in Section 14(g) hereof, the following
              -----------------
     words or terms shall have the meanings indicated:

               (i) Affiliate: 'Affiliate' (and variants thereof) shall mean a Person that controls, or is controlled by, or is under common control with, another specified Person, either directly or indirectly.

               (ii) Beneficial Owner: 'Beneficial Owner' (and variants thereof), with respect to a security, shall mean a Person who, directly or indirectly (through any contract, understanding, relationship or otherwise), has or shares (i) the power to vote, or direct the voting of, the security, and/or (ii) the power to dispose of, or to direct the disposition of, the security.

               (iii) Person: 'Person' shall mean a natural person or company, and shall also mean the group or syndicate created when two or more Persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that 'Person' shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

               (iv) Post-Transaction Corporation: Unless a Change of Control includes a Business Combination (as defined in Section 14(g)(iii) hereof), 'Post-Transaction Corporation' shall mean the Company after the Change of Control. If a Change of Control includes a Business Combination, 'Post-Transaction Corporation' shall mean the corporation resulting from the Business Combination unless, as a result of such Business Combination, an ultimate parent corporation controls the Company or all or substantially all of the Company's assets either directly or indirectly, in which case, 'Post-Transaction Corporation' shall mean such ultimate parent corporation."


     Section 15.  Arbitration.
     -------------------------

     .  Arbitration is final and binding on the parties.
     . The parties waiving their right to seek remedies in court, including the right to jury trial.
     . Pre-arbitration discovery is generally more limited than and different from court proceedings.
     . The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or seek modification of rulings by the arbitrators is strictly limited.
     . The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

     Company agrees that all controversies which may arise between the Company and either or both the Trustee and its affiliate Merrill Lynch, Pierce, Fenner & Smith incorporated ("MLPF&S") in connection with the Trust, including, but not limited to, those involving any transactions, or the construction, performance, or breach of this or any other agreement between Company and either or both the Trustee and MLPF&S, whether entered into prior, on, or subsequent to the date hereof, shall be determined by arbitration. Any arbitration under this Agreement shall be conducted only before the New York Stock Exchange, Inc., the American Stock Exchange, Inc., or arbitration facility provided by any other exchange of which MLPF&S is a member, the National Association of Securities Dealers, Inc., or the Municipal Securities Rulemaking Board, and in accordance with its arbitration rules then in force, Company may elect in the first instance whether arbitration shall be conducted before the New York Stock Exchange, Inc., the American Stock Exchange, Inc., other exchange of which MLPF&S is a member, the National Association of Securities Dealers, Inc., or the Municipal Securities Rulemaking Board, but if the Company fails to make such election, by registered letter or telegram addressed to Merrill Lynch Trust Company, Employee Benefit Trust Operations, P.O. Box 30532, New Brunswick, New Jersey 08989-0532, before the expiration of five days after receipt of a written request from MLPF&S and/or the Trustee to make such election then MLPF&S and/or the Trustee may make such election. Judgment upon the award of arbitrators may be entered in any court, state or federal, having jurisdiction. No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; who is a member of putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:

     (i)   the class certification is denied;
     (ii)  the class is decertified; or
     (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

     Section 16.  Effective Date.
     ----------------------------

     The effective date of this Restated Trust Agreement shall be October 1, 1999.

     By signing this Agreement, the undersigned Company acknowledges (1) that, in accordance with Section 15 of this Agreement, the Company is agreeing in advance to arbitrate any controversies which may arise with either or both the Trustee or MLPF&S and (2) receipt of a copy of this Agreement.

     Executed this   3rd   day of    January 2000.
                   -------        ---------------

                         TIDEWATER INC.


                         By:  s/ Ken C. Tamblyn
                              ---------------------
                                        (Signature)

                         Name/Title: Ken C. Tamblyn
                                     Executive Vice President &
                                     Chief Financial Officer


     Executed this      12th     day of  January , 2000.
                   -------------        ----------------

                         MERRILL LYNCH TRUST COMPANY OF AMERICA


                         By: s/ Melanie Madeira
                             ------------------------
                                         (Signature)

                         Name/Title:   Melanie Madeira
                                      ----------------------
                                       New Accounts Trust Officer
                                       ---------------------------

                                 Appendix A



Name of Non-Qualified Deferred Compensation Plan(s):

Deferred Compensation Plan for Outside Directors of Tidewater Inc.

                                 Appendix B
                                 ----------

Deposit of cash and/or marketable securities to the Trust:

Cash:   $________________________________


Marketable Securities: Hibernia Tower U.S. Government Income Fund

     Hibernia Tower Total Return Bond Fund

     Fidelity Advisor Income and Growth Fund

     Fidelity Advisor Equity Portfolio Income

     Fidelity Advisor Growth Opportunities Fund